Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2019

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$14,175,050
Unrealized Gain (Loss) on Market Value of Futures	(69,987,160)
Dividend Income	46,413
Interest Income	432,166
ETF Transaction Fees	13,000
Total Income (Loss)	$(55,320,531)

Expenses
General Partner Management Fees	$157,298
Professional Fees	52,562
Brokerage Commissions	90,401
Non-interested Directors' Fees and Expenses	4,227
Prepaid Insurance Expense	2,523
NYMEX License Fee	3,932
SEC & FINRA Registration Expense	22,500
Total Expenses	$333,443
Net Income (Loss)	$(55,653,974)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/19	$301,140,706
Additions (5,800,000 Shares)	118,410,014
Withdrawals (2,300,000 Shares)	(49,336,373)
Net Income (Loss)	(55,653,974)

Net Asset Value End of Month	$314,560,373
Net Asset Value Per Share (17,984,588 Shares)	$17.49

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596